SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
          ----------------------------------------------------------------

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                  (Amendment No.  )

          Filed by the Registrant  [ X ]
          Filed by a Party other than the Registrant  [   ]

          Check the appropriate box:

          [ X ]     Preliminary Proxy Statement
          [   ]     Confidential, for use of the Commission Only (as
                    permitted by Rule 14a-6(e)(2))
          [   ]     Definitive Proxy Statement
          [   ]     Definitive Additional Materials
          [   ]     Soliciting Materials Pursuant to Section 240.14a-11(c)
                    or Section 240.14a-12

                                    FIRECOM, INC.
           ----------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

          ----------------------------------------------------------------
             (Name of Person(s) Filing Proxy Statement if other than the
                                     Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ X ]     No fee required.

          [   ]     Fee computed on table below per Exchange Act Rules 14a-
                    6(i)(4) and 0-11.

                    1) Title of each class of securities to which transaction applies:

                         -----------------------------------------------

                    2)   Aggregate number of securities to which
                         transaction applies:

                         -----------------------------------------------

                    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

                         ------------------------------------------------

                    4)   Proposed maximum aggregate value of transaction:

                         -------------------------------------------------

                    5)   Total fee paid:

                         -------------------------------------------------

          [   ]     Fee paid previously with preliminary materials.

          [   ]     Check box if any part of the fee is offset as provided
                    by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                    1)   Amount Previously Paid:

                         ---------------------------------------------

                    2)   Form, Schedule or Registration Statement No:

                         ---------------------------------------------

                    3)   Filing Party:

                         ---------------------------------------------

                    4)   Date Filed:

                         ---------------------------------------------

                                    FIRECOM, INC.

                             ---------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


          To the Shareholders of Firecom, Inc.:

                NOTICE IS HEREBY GIVEN that the Annual Meeting of
          Shareholders (the "Meeting") of FIRECOM, INC., a New York corporation (the "Company"), will be held on Thursday, September 24, 1998 at 2:00 P.M., at Thelen Reid & Priest LLP, 40 West 57th Street, 28th floor, New York, New York 10019 for the following purposes:

                1. To elect three of the Company's six directors to serve until the 2000 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

                2. To act upon a proposal to approve an amendment to the Company's 1986 Stock Option Plan to (i) increase the number of shares to be issued thereunder and (ii) extend the expiration date of the Plan until April 30, 2008; and

                3. To transact such other business as may properly come before the Meeting or at any adjournment thereof.

                Only holders of record of the Company's Common Stock and Class A Common Stock, $.01 par value, at the close of business on August 20, 1998, which has been fixed as the record date for the Meeting, shall be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                Shareholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy card to ensure that your shares are represented at the Meeting. Shareholders who attend the Meeting may vote their shares personally, even though they have sent in their proxies.


          August ( ), 1998


                                        Paul Mendez, Chairman of the Board




                                      IMPORTANT

          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                    FIRECOM, INC.

                               -----------------------

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS
                                  SEPTEMBER 24, 1998

                               -----------------------

                                       GENERAL

                This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRECOM, INC., a New York corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at Thelen Reid & Priest LLP, 40 West 57th Street, 28th floor, New York, New York 10019 on September 24, 1998, at 2:00 P.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                The principal executive offices of the Company are located at 39-27 59th Street, Woodside, New York 11377. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is August 24, 1998.

                         VOTING SECURITIES AND VOTE REQUIRED

                Only shareholders of record as of the close of business on August 20, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On the Record Date, there were outstanding (a)
                                                          -----------
          shares of the Company's common stock, $.01 par value (the "Common
          Stock"), and (b)            shares of the Company's Class A
                           ----------
          common stock, $.01 par value. Each holder of Common Stock is entitled to one vote for each share held by such holder. Each holder of the Company's Class A common stock is entitled to ten votes for each share held by such holder.

                Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. Proxies that are marked "abstain" will be treated as present for purposes of determining a quorum for the Meeting. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners have withheld discretion as to one or more matters on the agenda for the Meeting will not be treated as present for purposes of determining a quorum for the Meeting, unless such proxies vote on at least one matter on the agenda.

                The election of directors requires the affirmative vote of a plurality of the vote present and voting at the Meeting or at any adjournment thereof. The approval of the amendments to the Company's 1986 Stock Option Plan requires the affirmative vote of the holders of a majority of the vote entitled to vote at the Meeting or at any adjournment thereof. Abstentions and broker non-votes will not be treated as shares that are voted with respect to a specific proposal.

                                  VOTING OF PROXIES

                A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted FOR the election of the three directors and the approval of the amendments to the 1986 Stock Option Plan. Each such Proxy granted may be revoked at any time thereafter by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. Mr. Paul Mendez, Chairman of the Board, President and Chief Executive Officer of the Company, controls more than a majority of the vote with respect to the matters scheduled to come before the Meeting (see "Security Ownership" and "Related Transactions"). Mr. Mendez has advised the Company that he intends to vote all shares controlled by him for the proposals stated herein, thereby assuring the election of the three directors and the amendments of the 1986 Stock Option Plan of the Company.
                                  SECURITY OWNERSHIP

                The following table sets forth certain information as of June 30, 1998 (except for employee stock option information which is as of April 30, 1998) regarding (i) the ownership of each class of common stock of the Company by each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of each class of the Company's common stock, (ii) the ownership interests of each present director, (iii) the ownership interests of the Chief Executive Officer and other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended April 30, 1998 and (iv) the ownership interests of all directors and executive officers of the Company as a group.

                                                  Amount and
          Title                      Position      Nature of
          of    Name and Address of    with       Beneficial       % of
          Class   Beneficial Owner    Company      Ownership       Class
          ----- -------------------   -------     -----------      -----

          Common   Paul Mendez      Chairman of  2,930,479(1)      47.5%
          Stock    13 Coventry Road the Board             (2)
          $.01     Livingston, NJ   Chief
          par                       Executive
          value                     Officer and
                                    Director

                   Ildar Idris      None           353,354(1)       5.7%
                   15 Horvath
                   Strasse
                   Grfeling 8032
                   West Germany

                   Carol Mendez     None           1,164,250       18.9%
                   13 Coventry Road
                   Livingston, NJ

                   Howard L. Kogen  Executive      366,500(3)       6.0%
                                    Vice
                                    President

                   Antoine J.       Senior Vice    269,900(4)       4.4%
                   Sayour           President

                   Orhan I. Sadik-  Director             1(1)       0%
                   Khan

                   Hilary B. Miller Director        12,000(5)       0.2%

                   Ronald A. Levin  Director               0         -

                   Peter Barotz     Director             0(1)        -

                   Harry B. Levine  Director               0         -

                   All executive                 3,578,880(1)      58.0%
                   officers                               (2)
                   and directors as                       (3)
                   a                                      (4)
                   group (5                               (5)
                   persons)


                                                        Amount and
                                                         Nature of
          Title of  Name and Address of    Position     Beneficial   % of
          Class       Beneficial Owner   with Company    Ownership   Class
          --------- ------------------- -------------- ------------  -----
          Class A      Paul Mendez      Chairman of   2,930,479(1)   51.9%
          Common       13 Coventry Road the Board              (2)
          Stock        Livingston, NJ   Chief
          $.01 par                      Executive
          value                         Officer and
                                        Director

                       Ildar Idris      None            353,354(1)    6.3%
                       15 Horvath
                       Strasse
                       Grfeling 8032
                       West Germany

                       Carol Mendez     None            1,164,250    20.6%
                       13 Coventry Road
                       Livingston, NJ

                       Howard L. Kogen  Executive Vice   19,300(3)   0.3%
                                        President

                       Antoine J.       Senior Vice      20,300(4)   0.4%
                       Sayour           President

                       Orhan I. Sadik-  Director              1(1)     -
                       Khan

                       Hilary B. Miller Director         12,000(5)   0.2%

                       Ronald A. Levin  Director                0      -

                       Peter Barotz     Director              0(2)     -

                       Harry B. Levine  Director                0      -

                       All executive                  2,982,080(1)   52.8%
                       officers                                (2)
                       and directors as                        (3)
                       a                                       (4)
                       group (5                                (5)
                       persons)

          (1) Pursuant to a voting agreement with certain shareholders of the Company, Paul Mendez, Carol Mendez and the other parties thereto agreed that all shares of Common Stock held by Naomi Pollack, Nathan Barotz, Celia Barotz and Lam Investment Co. (the "Barotz Group"), Orhan Sadik-Khan, Dr. Ildar Idris, Karim Sadik-Khan, Janette Sadik-Khan, Karen Sadik-Khan, Jan Sadik-Khan and Kadria Sadik-Khan (the "Sadik-Khan Group"), Carol Mendez and Mr. Mendez shall be voted so that the Board of Directors of the Company shall consist of six persons elected by the holders of the Common Stock as follows: Mr. Sadik-Khan (or his designee), Mr. Barotz (or his designee), Mr. Mendez and three persons designated by Mr. Mendez.

          (2) Includes 536,495 shares of Common Stock and 536,495 shares of Class A Common Stock (the "Option Shares") for which Paul Mendez has an irrevocable proxy to vote pursuant to an Option and Escrow Agreement, dated as of July 18, 1995 (the "Option and Escrow Agreement") between the Company and certain members of the May family (the "Selling Shareholders"). Under the terms of the Option and Escrow Agreement, each Selling Shareholder has the right, but not the obligation, to require the Company to purchase, on September 1, 1998, his or her Option Shares at a price of $.55 per share. This option is not exercisable at September 1, 1998 unless the Company waives a condition that certain financial targets be made for Fiscal 1998; if the Company decides not to waive this condition, the option will be deferred for one year. At any time under the Option and Escrow Agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares at a purchase price of $.625 per share. Under the terms of the Option and Escrow Agreement, Mr. Mendez has an irrevocable proxy to vote the Option Shares until the termination of the agreement. See "Related Transactions."

          (3) Includes 19,300 shares of Common Stock beneficially owned by Mr. Kogen with his wife as joint tenants and 347,200 shares of Common Stock underlying presently exercisable options.

          (4) These shares include 20,300 shares of Common Stock beneficially owned by Mr. Sayour with his wife as joint tenants and 249,600 of Common Stock underlying presently exercisable options.

          (5) These shares include 2,000 shares of Common Stock and 2,000 shares of Class A Common Stock which are owned by Mr. Miller's wife, as to which he disclaims beneficial ownership.


                                     PROPOSAL I

                                ELECTION OF DIRECTORS
                                ---------------------

                A total of three directors (Class B Directors) are to be elected at the Meeting to serve until the 2000 Annual Meeting of Shareholders. Three other directors (Class A Directors) namely, Paul Mendez, Peter Barotz and Hilary B. Miller, will be up for re-election at the 1999 Annual Meeting of Shareholders.

                There were three (3) meetings of the Board of Directors of the Company held during the fiscal year ended April 30, 1998.
          All directors attended 75% or more of the meetings of the Board. Directors of the Company who are not also executive officers of the Company receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition, each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 40,000 shares of the Company's Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights.

                Directors shall be elected by a plurality of the votes cast at the Meeting. The names of the nominees and certain information with regard to each nominee follows:


                      CLASS B DIRECTORS (TO SERVE UNTIL THE 2000
                           ANNUAL MEETING OF SHAREHOLDERS)

                                       HAS SERVED
                                       AS DIRECTOR    POSITION(S) WITH THE
          NAME                AGE        SINCE               COMPANY
          ----                ---   ----------------  ---------------------

          Orhan I. Sadik-Kahn  68         1993              Director

          Ronald A. Levin      55         1993              Director

          Harry B. Levine      62         1996              Director


                   Orhan I. Sadik-Khan was elected a director of the Company in April 1993. Mr. Sadik-Khan serves as an advisory director of Paine Webber Incorporated and as an advisory director of Russian Partners Management, LLC, a venture capital fund. Previously he served as a managing director of each of these companies.

                   Ronald A. Levin, since 1991, has been a partner in the certified public accounting firm of Levin, Bartlett & Co., Franklin Lakes, New Jersey.

                   Harry B. Levine has served as President of Levine Securities, Inc. for more than five years. His firm is a member of the New York Stock Exchange.

          Other Directors and Executive Officers

                   Set forth below is certain information regarding the other directors and executive officers of the Company:

          NAME                AGE   POSITION(S) WITH THE COMPANY
          ----                ---   ----------------------------

          Paul Mendez          55   Chairman of the Board, President,
                                    Chief Executive Officer and Director

          Howard L. Kogen      58   Executive Vice President

          Antoine P. Sayour    48   Senior Vice President

          Jeffrey Cohen        41   Vice President--Finance

          Peter Barotz         69   Director

          Hilary B. Miller     47   Director


                    Paul Mendez was elected a director, Chairman of the Board and President of the Company on July 19, 1991. He is also employed as Vice President of Multiplex Electrical Services, Inc., a company which is engaged in the business of manufacturing, installing and servicing fire alarm systems in New York City.

                    Howard L. Kogen joined the Company as Vice President-- Sales and Marketing in March 1984. He was appointed Executive Vice President and Chief Operating Officer in 1990.

                    Antoine P. Sayour joined the Company as Chief Engineer in 1984. He is now Senior Vice President of the Company and President of the Fire Service Subsidiary.

                    Jeffrey Cohen joined the Company as Vice President-- Finance in September 1997. Prior to joining the Company, Mr. Cohen had been the Chief Financial Officer, for more than eight years, of an apparel manufacturing company headquartered in New Jersey.

                    Peter Barotz was elected a director of the Company in April 1993. For more than the last five years, he has been engaged primarily as a private investor. Mr. Barotz has also served as President of Panda Capital Corp., a New Rochelle, New York-based business engaged in the export business.

                    Hilary B. Miller has been President of Stranger, Miller, Inc., since 1987. His company is a private investment firm located in Greenwich, Connecticut.


                    There are no family relationships between any present director or officer and any other present director or officer.

                    The Board of Directors of the Company has no standing committees.

                    The Company is not aware of any Section 16(a) filing deficiencies.


                           COMPENSATION AND OTHER BENEFITS

          Summary Compensation Table

                    The following table sets forth certain information with respect to cash compensation and other benefits paid or accrued by the Company for services rendered to the Company during the Company's last three fiscal years to each of the executive officers of the Company whose aggregate remuneration exceeds $100,000.

                                    Annual Compensation
                                    -------------------

                                                                Long-Term
                                                               Compensation
          Name and Principal Fiscal                            Options/SAR
               Position       Year      Salary       Bonus        Awards
          ------------------ ------     ------       -----     ------------
          Paul Mendez         1998    $200,000     $ 49,794         0
          Chairman and        1997     200,000      184,031         0
          President           1996     150,000      223,731         0

          Howard L. Kogen     1998    $140,000     $ 19,313         0
          Executive Vice      1997     138,000       47,186         0
          President           1996     132,000       54,203         0

          Antoine J. Sayour   1998    $122,955     $ 13,201         0
          Senior Vice         1997     118,420       32,267         0
          President           1996     110,430       36,694         0

                         AGGREGATED OPTION/SAR EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                           NUMBER OF
                                           SECURITIES    VALUE OF
                                           UNDERLYING    UNEXERCISED
                                           UNEXERCISED   IN-THE-MONEY
                      SHARES               OPTION/SAR'S  OPTIONS/SAR'S
                      ACQUIRED             AT FY-END (#) AT FY-END ($)
                         ON       VALUE    EXERCISABLE/  EXERCISABLE/
          NAME        EXERCISE    REALIZED UNEXERCISABLE UNEXERCISABLE
          ----        --------    -------- ------------- -------------
          Paul Mendez 0           0        1,000,000/    $281,461/
                                                -0            -0

          Howard L.   0           0        347,200/      $113,000/
          Kogen                             52,800       $ 13,200

          Antoine J.  0           0        249,600/      $ 80,100/
          Sayour                            50,400       $ 12,600

          Stock Options
          -------------

                    The Company adopted an Incentive and Non-Qualified Stock Option Plan (the "Plan") which provided for the granting of not more than 1,200,000 shares of Common Stock. The Plan is open to officers, directors and certain employees of the Company and will expire on April 30, 2001. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board at the time each Option is granted but shall in no event exceed ten (10) years. Options for an aggregate of 1,114,000 shares of Common Stock at exercise prices ranging from $0.15 to $0.625 were outstanding under the Plan as of April 30, 1998.

                    Included in the aggregate outstanding were options to purchase 160,660 shares at $.625 per share issued during the fiscal year ended April 30, 1998. During the fiscal year, no options were exercised and 60,000 options expired.

          Directors' Compensation and SAR Awards
          --------------------------------------

                    Directors of the Company who are not also executive officers of the Company receive an annual retainer of $12,000 plus $1,000 for each Board meeting they attend. In addition each director, other than Mr. Mendez, is granted the right to receive a cash payment equal to the increase in value of 40,000 shares of the Company's Common Stock from the date of their first election or appointment to the Board, and payable upon, the earliest to occur of various qualifying events. The Company may, at its sole option, defer payment for a maximum of 24 months from the date of a valid notice of exercise of these rights. The Company recorded a total liability of approximately $61,000 as of April 30, 1998 (versus a liability of $55,000 at April 30, 1997) in respect of these rights.

                    Concurrently with the execution of Mr. Mendez' Employment Agreement, and as additional consideration thereunder, Mr. Mendez and the Company entered into a stock appreciation rights agreement pursuant to which Mr. Mendez was granted the right to receive, in cash, the appreciation value (the "Appreciation Rights") with respect to 1,000,000 shares of Common Stock. The Appreciation Rights are exercisable in pro rata installments over a five-year period and have initial value prices ("base prices") as follows: 400,000 Appreciation Rights have a base price of $.125 per share; 200,000 Appreciation Rights have a base price of $.25 per share; 200,000 Appreciation Rights have a base price of $.50 per share; and 200,000 Appreciation Rights have a base price of $.75 per share. Notwithstanding anything in the above agreement, Mr. Mendez shall not be entitled to receive any cash payment as a result of the exercise of Rights under the Agreement prior to May 1, 1996. The Company recorded a total liability of approximately $281,000 as of April 30, 1998 (versus a liability of $202,000 at April 30, 1997) in respect of these rights.


          Employment Agreements
          ---------------------

                    On December 31, 1992, Mr. Mendez and the Company entered into an employment agreement (the "Mendez Employment Agreement") which provides, among other things, that Mr. Mendez, in consideration for his services as Chairman of the Board and Chief Executive Officer of the Company, will be paid a base salary at the rate of $150,000 per annum and incentive compensation equal to a percentage of the annual earnings, before interest and taxes (as adjusted by the Board of Directors for certain extraordinary and other non-recurring events and as more fully described in the Mendez Employment Agreement)("Adjusted EBIT") of the Company. Generally, Mr. Mendez will be entitled to receive an amount equal to 6% of Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is between $500,000 and $1 million and 8% of the Adjusted EBIT if the Company's Adjusted EBIT for any fiscal year is greater than $1 million. In addition, Mr. Mendez is entitled to participate, at no cost or expense to him, in all employee benefit programs maintained by the Company to the extent that such programs are available generally to executive officers, provided that the aggregate annual value to Mr. Mendez of such benefits does not exceed $30,000. To the extent that the aggregate value of such benefits does not exceed $30,000, Mr. Mendez may elect to receive the differential in cash or applied to other fringe benefits of his selection.

                    The Mendez Employment Agreement also provides that Mr. Mendez' employment is terminated by him for "Good Reason"(as defined below) or by the Company without Mr. Mendez' consent and without Cause (as defined in the Mendez Employment Agreement) and not due to death or disability of Mr. Mendez. Mr. Mendez shall be entitled to receive (in addition to continuation of his executive benefits) his base salary for the greater of two full years from the date of termination or the remainder of the Mendez Employment Agreement and whatever incentive compensation he would otherwise been entitled to receive for the fiscal year during which his employment is terminated. Good Reason is defined as the occurrence, without Mr. Mendez' prior consent of (i) a reduction in rank or an assignment of duties materially inconsistent with Mr. Mendez' positions as Chairman of the Board and Chief Executive Officer of the Company, without any substantial failure of Mr. Mendez to perform such duties properly and effectively; (ii) a reduction by the Company in Mr. Mendez' annual base salary or a material reduction or elimination of his perquisites of office or a substantial reduction or elimination of his aggregate available employee benefits as in effect at December 31, 1992 or as the same may be increased from time to time; (iii) a change in the location at which Mr. Mendez' services are to be regularly performed to a location out of the 30-mile radius of the Empire State Building, New York, New York, without a comparable change for other executive officers of the Company, or any willful, material breach by the Company of any provision of Mr. Mendez' Employment Agreement not cured within a period of ten business days after receipt by the Company of written notice from Mr. Mendez of his intention to resign for Good Reason because of such breach; or (iv) the merger or consolidation of the Company with or into any other entity as a result of which Mr. Mendez is reduced in rank or is assigned duties with the surviving entity that are materially inconsistent with his then present position(s) with the Company. In addition. the Mendez Employment Agreement provides that in the event of termination of Mr. Mendez' employment thereunder due to death or disability (as defined therein), the Company shall pay Mr. Mendez (or his estate, as the case may be) his annual base salary for one year following his termination of employment and whatever incentive compensation Mr. Mendez would otherwise been entitled to receive for the fiscal year during which his employment is terminated. The Mendez Employment Agreement expires on April 30, 2000.

                    The Mendez Employment Agreement acknowledges Mr. Mendez' beneficial ownership and involvement in Multiplex and permits Mr. Mendez to devote reasonable periods of time to the business of Multiplex, provided that his involvement with Multiplex' business does not interfere with the performance of his duties and obligations under the Mendez Employment Agreement and that Mr. Mendez at all times complies with the guidelines for limiting conflicts of interest between the Company and Multiplex as previously adopted by the Board of Directors of the Company and accepted by Mr. Mendez.

                    On March 28, 1995, the Mendez Employment Agreement was amended to (i) extend the term of the Agreement through April 30, 2000, (ii) increase Mr. Mendez's annual base salary to $200,000, effective May 1, 1995, and (iii) to increase Mr. Mendez's annual benefit value threshold from $30,000 to $37,000.

                    The Company entered into a new employment agreement with Mr. Kogen effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Executive Vice President and Chief Operating Officer of the Company, (i) Mr. Kogen is to receive an annual salary of $129,000 effective May 1, 1994 and
          (ii) is entitled to annual increases of approximately 3% to a total of $145,000 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Kogen's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

                    The Company entered into a new employment agreement with Mr. Sayour effective May 1, 1994 and expiring April 30, 1999. In consideration of his services as Senior Vice President of the Company, (i) Mr. Sayour is to receive an annual salary of $106,430 effective May 1, 1994 and (ii) is entitled to annual increases of approximately $4,000 per year to a total of $122,857 effective on May 1, 1998 and (iii) will receive a bonus based on the Operating Income of the Company. Mr. Sayour's employment agreement also contains a six-month non-competition provision following the term of the agreement or any extension thereof.

                                   PROPOSAL NO.  2

                       APPROVAL OF AMENDMENTS TO THE COMPANY'S
                                1986 STOCK OPTION PLAN
                                ----------------------


               On July 23, 1998, the Board of Directors amended the 1986 Stock Option Plan (the "Plan"), subject to shareholder approval, to (1) increase the number of shares to be issued thereunder from 1,200,000 shares to 1,700,000 shares as presently, there remain approximately 86,000 shares available to be issued under the Plan, and (2) extend the expiration date of the Plan from April 30, 2001 until April 30, 2008 so as to continue to provide incentives to existing and future directors, officers and other employees of the Company to promote and further the Company's business. The shareholders are being asked to approve this amendment.

               At the 1987 Annual Meeting of Shareholders, the shareholders approved the Plan and at the 1994 Annual Meeting of Shareholders, the shareholders approved an amendment to the Plan increasing the number of shares of Common Stock authorized to be issued thereunder to 600,000 shares (1,200,000 shares after giving effect to the stock split by way of stock dividend which took place in December 1997). At the 1995 Annual Meeting of Shareholders, the shareholders approved an amendment to the Plan extending the expiration date of the Plan from April 30, 1996 until April 30, 2001. The Plan covers all directors, officers and certain other employees of the Company and its subsidiaries. Currently the Plan expires April 30, 2001 and provides that the maximum aggregate number of shares to be delivered upon exercise of all options under the Plan be 1,200,000. The Board of Directors has determined that (1) additional shares of Common Stock should be made available for the purpose of making option grants and providing incentives to existing and future directors, officers and other employees of the Company to promote and further the Company's business, and (2) the Plan provides incentive to existing and future directors, officers and other employees of the Company to promote and further the Company's business and, therefore, should be extended until April 30, 2008.

                    THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENTS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND THEREFORE UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENTS TO THE 1986 STOCK OPTION PLAN.


                              CERTAIN RELATIONSHIPS AND
                                 RELATED TRANSACTIONS


               On June 21, 1995, the Company signed a Stock Purchase Agreement to purchase 1,072,988 shares of the Company's $.01 par Value Common Stock held by certain members of the May family (the "Shareholders") at $.45 per share. Terms of the agreement provide for a cash payment in the amount of $174,448 and a five
          (5) year note in the amount of $308,397 bearing interest at 12% per annum. Interest is to be paid monthly. The principal is to be paid in five equal annual installments of $61,679. The Company's obligation under the note is collateralized by a pledge by the Company to the noteholder of 685,326 shares of the Company's Common Stock.

               At the same time, the Company and the Shareholders entered into an Option and Escrow Agreement relative to the Option Shares. Under the terms of this agreement, on September 1, 1998 each Shareholder has the right, but not the obligation, to require the Company to purchase, in whole or in part, his Option Shares at a price of $.55 per share. The Put Option is conditional upon the Company meeting certain financial targets (see note 2 to tables appearing under "SECURITY OWNERSHIP," above). At any time under this agreement, the Company shall have the right, but not the obligation, to purchase all of the Option Shares, in whole or in part, at a purchase price of $.625 per share. Payment for the Option Shares upon exercise of the Put or Call Option shall be one-half (1/2) in cash and one-half (1/2) with a five (5) year note bearing interest at prime plus 3%. The notes issued upon purchase of the Option Shares will be secured by a pledge by the Company of shares of its Common Stock. The Shareholders executed irrevocable proxies to permit Mr. Paul Mendez, Chairman of the Company, to vote the Option Shares until the expiration of this agreement.

               This agreement was entered into because management believed it represented a good value for the Company. Taking into consideration the Company's financial condition and the thinly traded nature of the stock, management believes that the price paid for the stock was reasonable. The Board of Directors secured a fairness opinion from an independent investment banker supporting the fairness of the transaction from the Company's point of view.

               Multiplex Electrical Services, Inc. ("Multiplex"), which is owned by the family of Paul Mendez, is one of 72 distributors of the LSN 2000. During the fiscal year the Company had sales of approximately $147,000 to Multiplex. Sale of the products to Multiplex was on the same terms as other distributors. The Company also purchased approximately $74,000 of product and engineering services from Multiplex. The Company believes the terms and conditions of such transactions were fair and reasonable.


                                    ANNUAL REPORT

               All shareholders of record as of August 30, 1998 have either been sent or are concurrently being sent a copy of the Company's 1998 Annual Report to Shareholders for the fiscal year ended April 30, 1998 which contains audited financial statements of the Company for the fiscal years ended April 30, 1998 and 1997.


                    SHAREHOLDERS PROPOSALS FOR 1999 ANNUAL MEETING

               Shareholders who desire to submit proposals for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Shareholders of the Company must submit such proposals to the Secretary of the Company at the Company's principal office at 39-27 59th Street, Woodside, New York 11377 no later than June 24, 1998.


                                    OTHER MATTERS

               Pursuant to the Company's By-Laws, as amended, nominations or other business may be properly brought before an annual meeting by a shareholder provided that the shareholder gives timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth
          (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

               As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting other than as set forth in this Proxy Statement and the time for such matters to be presented by shareholders expired on July 24, 1998. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

               The Company has selected Rothstein, Kass & Company, P.C., the Company's auditors for the fiscal year ended April 30, 1998, to continue as independent certified public accountants of the Company. Representatives of Rothstein, Kass & Company, P.C. are expected to attend the Meeting and will be available to respond to appropriate questions raised orally. Such representatives will also be given an opportunity to make a statement if they so desire.

               All of the costs and expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.



               It is important that proxies be returned promptly.
          Shareholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                        PAUL MENDEZ
                                        Chairman of the Board

          August ( ), 1998

                                                                 PROXY CARD
                                    FIRECOM, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 24, 1998

            The undersigned hereby appoints Paul Mendez and Howard L. Kogen, and each of them, proxies with powers of substitution each, for and in the name of the undersigned to vote all shares of stock of FIRECOM, INC., a New York corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1998 Annual Meeting of Shareholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of Meeting as stated below, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

            The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement and Annual Report.

          THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2.

            1. Election of Class B Directors for all nominees listed below (except as indicated).

                            [ ] FOR       [ ] WITHHOLD AUTHORITY

              The nominees of the Board of Directors are:

                         Orhan I. Sadik-Khan, Ronald A. Levin and Harry B.
                         Levine

              INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below:



              ---------------------------------------------------------


            2. Amendment of the Company's 1986 Stock Option Plan to (i) increase the number of shares to be issued thereunder from 1,200,000 to 1,700,000 shares and
                         (ii) extend the expiration date of the Plan from April 30, 2001 until April 30, 2008.

                            [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

            This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy, when properly executed and returned, will be voted "FOR" the election of the three named individuals as directors and the amendment of the 1986 Stock Option Plan.

                                                  Dated:
                                                        ------------------



                                                  ------------------------
                                                            Signature


                                                  ------------------------
                                                            Name

          PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON. IF THE STOCK IS REGISTERED IN MORE THAN ONE NAME, EACH JOINT OWNER SHOULD SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE YOUR FULL TITLE AS IT APPEARS HEREON. ONLY AUTHORIZED OFFICERS SHOULD SIGN FOR A CORPORATION.

                                                  PLEASE SIGN, DATE AND
                                                  MAIL THIS PROXY
                                                  IMMEDIATELY IN THE
                                                  ENCLOSED ENVELOPE.